UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GRIFFIN REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

November 3, 2022

Dear Stockholder,

Griffin Realty Trust, Inc. (the “Company”) recently announced that it has postponed its Annual Stockholder Meeting (the “Annual Meeting”) to allow additional time for stockholder voting and the solicitation of proxies. The Annual Meeting will be held on November 30, 2022 at 9:30 am Pacific Time at the offices of the Company located at 1520 E. Grand Avenue, El Segundo, California 90245. There have been no changes to the proposals to be voted on at the Annual Meeting.

You are receiving this reminder notice because you held shares in the Company on the record date and we have not received your vote. Please help us avoid additional postponements, adjournments, phone calls, costs and additional mailings by promptly voting your shares.

The Board of Directors of the Company unanimously
recommends that you vote “FOR” all the proposals.

Among other items, we are asking stockholders of the Company to consider and vote on a proposal to approve the conversion of the Company from a Maryland corporation to a Maryland real estate investment trust, in order to allow the Board to pursue the path to liquidity and value maximization that it considers to be in the best interests of stockholders in a manner that does not result in substantial adverse tax consequences to you. Approval of this proposal requires the affirmative vote of a majority of the Company’s outstanding shares. Based on preliminary estimates of the vote count, substantially more shares have been voted in favor of the conversion than against it. However, at this time, the number of votes cast in favor of the conversion proposal is not sufficient to approve the conversion. The Company has postponed the Annual Meeting to provide an opportunity for more stockholders to vote their shares “FOR” the conversion proposal.

Your vote is important, no matter how large or small your holdings may be. We urge you to vote “FOR” the conversion proposal by following the instructions on the enclosed proxy card. A failure to vote has the effect of a vote against this proposal.

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES
FURTHER MAILINGS AND PHONE CALLS

1520 E. Grand Ave, El Segundo, CA 90245 | 310.606.3200 | grtreit.com

If you have questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson LLC, at 1-866-482-5136.

Thank you for voting.

Sincerely yours,

Griffin Realty Trust, Inc.
1520 E. Grand Ave, El Segundo, CA 90245 | 310.606.3200 | grtreit.com